UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2008

Life Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5791 Van Allen Way, Carlsbad, CA		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Invitrogen Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this report is incorporated by reference in this Item 1.01.

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On November 21, 2008, or the Effective Time, pursuant to the Agreement and Plan of Merger, dated June 11, 2008, by and among Life Technologies Corporation (formerly known as Invitrogen Corporation), a Delaware corporation, or the Company, Atom Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company, or Atom LLC, Atom Acquisition Corporation, a Delaware corporation and a direct wholly- owned subsidiary of Atom LLC and Applied Biosystems Inc., a Delaware corporation (formerly known as Applera Corporation), or ABI, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, and as amended by Amendment No. 2 thereto, dated as of October 15, 2008, or the Merger Agreement, the Company completed the merger with ABI whereby, among other things, ABI merged with and into Atom LLC (now known as Applied Biosystems, LLC) and became a wholly-owned subsidiary of the Company. In accordance with the Merger Agreement, the merger consideration consists of $3,229,192,378.40 in cash and 80,835,108 shares of the Company’s common stock. In accordance with the Merger Agreement, ABI stockholders could elect to receive mixed consideration, cash consideration or stock consideration, subject to adjustment in the case of cash or stock elections as a result of the pro-ration procedures contained in the Merger Agreement. The Company financed the cash portion of the merger consideration with cash on hand and the proceeds of the Term Facilities, described in Item 2.03.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A on June 23, 2008, Amendment No. 1 to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on September 10, 2008 and Amendment No. 2 to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on October 15, 2008.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

At the Effective Time, the Company entered into a credit agreement, or the Credit Agreement, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, or Bank of America, UBS Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, DnB Nor Bank, ASA and The Bank of Nova Scotia, as Co-Documentation Agents, and other lender parties thereto. The Credit Agreement provides for: (1) a revolving credit facility of $250 million, or the Revolving Facility; (2) a term loan A facility of $1.4 billion, or the Term A Facility; and (3) a term loan B facility of $1.0 billion, or the Term B Facility, and together with the Term A Facility, the Term Facilities, and the Term Facilities together with the Revolving Facility, the Credit Facilities.

The proceeds of the Term Facilities, together with cash on hand at the Company, ABI and their respective subsidiaries, were used to finance (1) the cash portion of the merger consideration, (2) costs and expenses related to the transactions, (3) the repayment of, and termination of all commitments to make extensions of credit under certain existing indebtedness of the Company and ABI, which did not include the Company’s existing convertible notes and certain other indebtedness and (4) the ongoing working capital and general corporate purposes of the Company after the merger. At the Effective Time of the merger, the Company borrowed the entire amount available under the Term Facilities, comprised of Base Rate Loans, as defined in the Credit Agreement.

Under the Credit Agreement, the Company has the right to make no more than three requests in total to increase the aggregate commitments under the Revolving Facility and/or to increase the maximum principal amount of the Term A Facility and/or the Term B Facility, in an aggregate principal amount for all such requests of up to $500 million, provided certain conditions are met.

The Credit Agreement provides that loans under the Credit Facilities will bear interest at rates based on LIBOR plus a margin ranging from 1.50% to 2.50% per annum or, at the option of the Company, the Base Rate, as defined in the Credit Agreement, plus a margin ranging from 0.50% to 1.50% per annum, the relevant margin being the Applicable Margin.

Following the delivery of the Company’s financial statements for the first full fiscal quarter ending after the Effective Time, the Applicable Margin for the Term A Facility and the Revolving Facility will be determined in accordance with a leverage-based pricing grid, as set forth in the Credit Agreement. Swing line loans under the Revolving Facility will bear interest at the Base Rate plus the Applicable Margin.

The principal of the loans under the Term A Facility will amortize quarterly, based upon the annual percentages of the original stated principal amount of the loans under the Term A Facility loans set forth below, with the final payment of all amounts outstanding under the Term A Facility, plus accrued interest, due on November 21, 2013.

Term A Facility - Percentage of Stated Principal:

Loan year 1	5%
Loan year 2	10%
Loan year 3	10%
Loan year 4	15%
Loan year 5	60%

The principal of the loans under the Term B Facility will amortize quarterly, in equal installments equal to one-quarter of 1% of the original stated principal amount of the loans under the Term B Facility, with the final payment of all amounts outstanding under the Term B Facility, plus accrued interest, due on November 21, 2015.

The Revolving Facility will terminate and all amounts outstanding thereunder, plus accrued interest, will be due on November 21, 2013.

The loans under the Credit Facilities will be required to be prepaid with a portion of the net cash proceeds of non-ordinary course sales or other dispositions of property and assets and casualty proceeds, condemnation awards and certain other extraordinary receipts, subject to exceptions, including for sales of inventory in the ordinary course of business, and a basket for share buy-backs and reinvestment provisions. The portion of such net cash proceeds to be applied to prepayments of loans will be determined based on the Company’s leverage ratio, with:

•	100% to be applied if the leverage ratio is greater than or equal to 3.0x;

•	50% if the leverage ratio is less than 3.0x and greater than or equal to 2.5x; and

•	0% if the leverage ratio is less than 2.5x.

Loans under the Credit Facilities will also be required to be prepaid with 100% of the net cash proceeds from the issuance or incurrence by the Company or its subsidiaries after the closing date of the debt (other than permitted debt as defined in the Credit Agreement). These mandatory prepayments will be applied to the repayment of the Term Facilities as directed by the Company.

The Company’s obligations under the Credit Facilities and hedging or treasury management obligations entered into with a lender are guaranteed by each existing and future direct and indirect domestic subsidiary of the Company, or the U.S. Guarantors. The Credit Facilities are secured by (1) substantially all of the assets of the Company and the U.S. Guarantors, subject to customary permitted liens and other agreed upon exceptions, as defined in the Credit Agreement, and (2) subject to completion within 180 days after the Effective Time (a) a pledge of 65% of the equity interests of any Designated Foreign Subsidiary, as defined in the Credit Agreement, in accordance with local practices under applicable local law of each applicable Designated Foreign Jurisdiction, as defined in the Credit Agreement, and (b) an assignment or grant of a security interest in intellectual property rights, in such form as required under local law in the Designated Foreign Jurisdictions, executed by the Company and each applicable U.S. Guarantor with ownership interests in any such intellectual property rights registered in the Designated Foreign Jurisdictions.

The Credit Agreement contains financial maintenance covenants, including a maximum leverage ratio and minimum fixed charge coverage ratio. The Credit Agreement also contains affirmative and negative covenants applicable to the Company and its subsidiaries, subject to materiality and other qualifications, baskets and exceptions. The negative covenants limit, among other things:

•	liens;

•	indebtedness (including guarantees or other contingent obligations);

•

investments (including loans and advances); provided that (a) if the leverage ratio is less than 3.0x, permitted acquisitions may be made without limit and (b) if the leverage ratio is equal to or greater than 3.0x, permitted acquisitions will be permitted in an amount which, when aggregated with share buy-backs, shall not exceed $500 million per year;

•	mergers and other fundamental changes;

•	sales and other dispositions of property or assets;

•

payments of dividends and other distributions; provided that (a) if the leverage ratio is less than 3.0x, such payments and distributions may be made without limit and (b) if the leverage ratio is equal to or greater than 3.0x, share buy-backs will be permitted in an amount which, when aggregated with permitted investments, shall not exceed $500 million per year;

•	changes in the nature of business;

•	transactions with affiliates;

•	burdensome agreements;

•	use of proceeds;

•	amendments of organizational documents;

•	changes in accounting policies or reporting practices;

•	prepayments of other indebtedness;

•	modification or termination of documents related to the merger or certain indebtedness;

•	sale/leaseback transactions;

•	granting negative pledges; and

•	impairment of security interests.

Obligations under the Credit Agreement may be declared immediately due and payable upon the occurrence of certain events of default as defined in the Credit Agreement, including failure to pay any principal when due and payable, failure to pay interest within three (3) business days after due, failure to comply with any covenant, representation or condition of any loan document or swap contract, any change of control, cross-defaults, and certain other events as set forth in the Credit Agreement, with grace periods in some cases.

The description set forth above is qualified in its entirety by the Credit Agreement and related documents, copies of which are filed as Exhibits 99.1 through 99.3 to this report and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the Board of Directors of the Company, or the Board, increased its number of directors by three and appointed the following three former directors of ABI, or the New Directors, to serve as indicated below:

•

Arnold J. Levine, Ph.D. to serve as a director of the Company in Class I and to hold office, from the Effective Time until the Annual Meeting of Stockholders of the Company held in 2009, or until his earlier death, resignation or removal;

•

George F. Adam, Jr. to serve as a director of the Company in Class II and to hold office, from the Effective Time until the Annual Meeting of Stockholders of the Company held in 2010, or until his earlier death, resignation or removal; and

•

William H. Longfield to serve as a director of the Company in Class III and to hold office, from the Effective Time until the Annual Meeting of Stockholders of the Company held in 2011, or until his earlier death, resignation or removal.

It is expected that Dr. Levine will serve as a member of the Science and Technology Committee of the Board, until his successor is appointed by the Board, Mr. Adam will serve as a member of the Audit Committee of the Board, until his successor is appointed by the Board, and Mr. Longfield will serve as a member of the Compensation and Organizational Committee of the Board, until his successor is appointed by the Board.

The New Directors were each granted 3,473 restricted stock units of the Company. The restricted stock units will vest 100% on May 1, 2009. The restricted stock unit awards are not subject to any performance criteria.

There are no relationships or related transactions between the Company and any of Dr. Levine, Mr. Adam or Mr. Longfield that would be required to be reported under Item 404(a) of Regulation S-K.

Also as of the Effective Time, in accordance with the Merger Agreement, Mark P. Stevenson, age 45, formerly the President and Chief Operating Officer of ABI, was appointed as the President and Chief Operating Officer of the Company. Mr. Stevenson was promoted to President and Chief Operating Officer of ABI in August 2008. Prior to August 2008, he served as Senior Vice President of ABI and President and Chief Operating Officer of Applied Biosystems Group since December 2007. Prior to December 2007, Mr. Stevenson served as Vice President of ABI since 2004. Prior to 2004, Mr. Stevenson served in a variety of managerial capacities for ABI.

There are no relationships or related transactions between the Company and Mr. Stevenson that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Stevenson, the Company and Mr. Stevenson entered into an at-will employment agreement, dated November 20, 2008, or the Employment Agreement. Pursuant to the Employment Agreement, Mr. Stevenson receives an annual salary of $650,000 and was granted options to purchase a number of shares of Company common stock with a face value equal to $3,600,000, divided by the Fair Market Value of the Company’s common stock on the date of grant, as defined in the 2004 Equity Incentive Plan, or the Plan, vesting annually over a four (4) year period and was granted a number of restricted stock units of Company common stock with a face value equal to $1,000,000, divided by the Fair Market Value on the date of grant, as defined in the Plan, vesting on the third anniversary of the date of the grant. Pursuant to the Employment Agreement, Mr. Stevenson is also eligible participate in the Company’s synergy bonus plan whereby he will earn a bonus based on certain milestones to be established for him by the Company for his performance during calendar years 2009 and 2010. In addition, the Company will pay Mr. Stevenson a cash lump sum payment in an amount equal to $6,798,040, with respect to the termination of his employment agreement with ABI, which includes certain excise taxes that may be imposed on him under Internal Revenue Code Sections 280G and 4999 and any taxes imposed on such payment.

Mr. Stevenson is eligible to participate in the Company’s executive officer severance plan, pursuant to which he is entitled to, among other things, 12 months of base salary if certain severance conditions occur.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 99.4 to this report and incorporated herein by reference.

Under change of control agreements between the Company and certain of its officers, the Merger constituted a change of control. In addition, the Company anticipates that the Merger may result in organizational changes impacting the Company that may trigger the right of each such officer to terminate his or her employment under the change of control agreement and receive certain payments. Included among these officers are David F. Hoffmeister, Senior Vice President and our Chief Financial Officer, Peter M. Leddy, Ph.D, our Senior Vice President – Human Resources, Claude D. Benchimol, Ph.D, our Senior Vice President – Research & Development, Genetic Systems and Nicolas M. Barthelemy, our President – Cell Systems Division. Each of these officers entered into a Limited Waiver and Release of Rights to Terminate for Good Reason Under the Change-in-Control Agreement, or the Limited Waiver Agreement, and agreed, as of November 21, 2008, to waive and release his rights with respect to benefits under certain identified sections under his respective change of control agreement in consideration of an enhanced compensation package, which includes an increased base salary, an accelerated equity award and a synergy bonus as follows:

•

Mr. Hoffmeister’s base salary will be $500,000 annually. He was granted an option to purchase a number of shares of Company common stock with a grant face value of $2,775,000, divided by the Fair Market Value on the date of grant, as defined in the Plan. The option will vest annually over four years in 25% installments. Mr. Hoffmeister also was granted a number of restricted stock units of the Company with a grant face value of $925,000, divided by the Fair Market Value of the Company’s common stock on the date of grant, as defined in the Plan. The restricted stock units will vest 100% on the third anniversary of the date of grant. The restricted stock unit award is not subject to any performance criteria. Mr. Hoffmeister is also eligible to participate in the Company’s synergy bonus plan whereby he will earn a bonus based on certain milestones to be established for him by the Company for his performance during calendar years 2009 and 2010;

•

Dr. Leddy’s base salary will be $450,000 annually. He was granted an option to purchase a number of shares of Company common stock with a grant face value of $1,650,000, divided by the Fair Market Value of the Company’s common stock on the date of grant, as defined in the Plan. The option will vest annually over four years in 25% installments. Dr. Leddy also was granted a number of restricted stock units of the Company with a grant face value of $550,000, divided by the Fair Market Value on the date of grant, as defined in the Plan. The restricted stock unit will vest 100% on the third anniversary of the date of grant. The restricted stock unit award is not subject to any performance criteria. Dr. Leddy is also eligible to participate in the Company’s synergy bonus plan whereby he will earn a bonus based on certain milestones to be established for him by the Company for his performance during calendar years 2009 and 2010;

•

Dr. Benchimol’s base salary will be $430,000 annually. He was granted an option to purchase a number of shares of Company common stock with a grant face value of $1,650,000, divided by the Fair Market Value of the Company’s common stock on the date of grant, as defined in the Plan. The option will vest annually over four years in 25% installments. Dr. Benchimol also was granted a number of restricted stock units of the Company with a grant face value of $550,000, divided by the Fair Market Value on the date of grant, as defined in the Plan. The restricted stock units will vest 100% on the third anniversary of the date of grant. The restricted stock unit award is not subject to any performance criteria. Dr. Benchimol is also eligible to participate in the Company’s synergy bonus plan whereby he will earn a bonus based on certain milestones to be established for him by the Company for his performance during calendar years 2009 and 2010; and

•

Mr. Barthelemy’s base salary will be $450,000, annually. He was granted an option to purchase a number of shares of Company common stock with a grant face value of $2,775,000, divided by the Fair Market Value of the Company’s common stock on the date of grant, as defined in the Plan. The option will vest annually over four years in 25% installments. Mr. Barthelemy also was granted a number of restricted stock units of the Company with a grant face value of $925,000, divided by the Fair Market Value on the date of grant, as defined in the Plan. The restricted stock units will vest 100% on the third anniversary of the date of grant. The restricted stock unit award is not subject to any performance criteria. Mr. Barthelemy is also eligible to participate in the Company’s synergy bonus plan whereby he will earn a bonus based on certain milestones to be established for him by the Company for his performance during calendar years 2009 and 2010.

In addition to the Limited Waiver Agreement, each of the officers entered into an amendment to his respective change of control agreement, or the Amendments, as of November 21, 2008. The Amendments amend the terms of the change of control agreements in order to comply with final regulations under Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing descriptions of Limited Waiver Agreements and the Amendments are qualified in their entirety by reference to the full text of Limited Waiver Agreements and the Amendments, copies of which are filed as Exhibits 99.5 through 99.12 to this report and incorporated herein by reference.

Also as of the Effective Time, pursuant to previously approved Board resolutions, certain terms of Greg Lucier’s employment arrangements with the Company were amended as follows: Mr. Lucier’s base salary was increased to $1,075,000 annually. Pursuant to the Plan, Mr. Lucier was granted an option to purchase a number of shares of Company common stock with an aggregate grant face value of $10,810,000, divided by the closing price per share of the Company common stock on the date of grant. The option will vest 100% on the fourth anniversary of the date of grant. Mr. Lucier also was granted, pursuant to the Plan, a number of restricted stock units of the Company with a grant face value of $3,600,000, divided by the closing price per share of the Company common stock on date of grant. The restricted stock unit will vest 100% on the fourth anniversary of the date of grant.

All other terms of Mr. Lucier’s previous employment arrangement with the Company remain in full force and effect.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2008, the Company changed its name to “Life Technologies Corporation.” Pursuant to Section 253 of the Delaware General Corporation Law, the name change was effected through the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, pursuant to which LT Name Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, was merged with and into the Company. The Company is the surviving corporation in the merger.

The foregoing description is qualified in its entirety by reference to the Certificate of Ownership and Merger, dated November 21, 2008, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 - Other Events.

On November 21, 2008, the Company issued a press release announcing, among other things, the completion of the Merger transaction and the new name of the combined company.

On November 26, 2008, the Company issued a press release announcing, among other things, the allocation of the merger consideration to be paid to the former ABI stockholders in connection with the Merger.

The foregoing descriptions are qualified in their entirety by reference to the Press Release, dated November 21, 2008 and the Press Release, dated November 26, 2008, copies of which are filed herewith as Exhibits 99.13 and 99.14 and are incorporated herein by reference.

As of November 25, 2008, 92,536,988 shares of the Company’s common stock, par value $0.001 per share were outstanding. Assuming that the number of outstanding shares of the Company’s common stock remains at 92,536,988, there will be 173,372,096 shares of Company common stock outstanding immediately after the issuance of 80,835,108 shares of Company common stock issued as merger consideration in connection with the Merger.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with General Instruction B.3 of Form 8-K, the Company is not including herein the financial statements of ABI for each of the three fiscal years ended June 30, 2008, 2007, and 2006 because they were previously filed in the Company’s Registration Statement on Form S-4, Registration No. 333-152741, as filed with the Securities and Exchange Commission on August 4, 2008 and declared effective on September 10, 2008. The unaudited consolidated financial statements of ABI as of and for the quarter ended September 30, 2008 are incorporated herein by reference from ABI’s Quarterly Report on Form 10-Q, Commission File No. 001-04389, as filed with the Securities and Exchange Commission on November 6, 2008.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit 2.1 –	Certificate of Ownership and Merger Merging LT Name Corporation and Invitrogen Corporation, dated November 21, 2008.

Exhibit 99.1 –	Credit Agreement, dated as of November 21, 2008, among Life Technologies Corporation, as the Borrower, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

Exhibit 99.2 –	Pledge Agreement, dated as of November 21, 2008, among Life Technologies, as the Guarantor, the guarantors from time to time party thereto, and Bank of America, N.A., as Collateral Agent

Exhibit 99.3 –	Security Agreement, dated as of November 21, 2008, among Life Technologies, as the Guarantor, the guarantors from time to time party thereto, and Bank of America, N.A., as Collateral Agent

Exhibit 99.4 –	Employment Agreement between Life Technologies Corporation and Mark P. Stevenson, dated November 20, 2008

Exhibit 99.5 –	Limited Waiver and Release of Rights to Terminate for Good Reason Under the Change-in-Control Agreement between Life Technologies Corporation and David F. Hoffmeister, dated November 21, 2008

Exhibit 99.6 –	Limited Waiver and Release of Rights to Terminate for Good Reason Under the Change-in-Control Agreement between Life Technologies Corporation and Peter M. Leddy, Ph.D, dated November 21, 2008

Exhibit 99.7 –	Limited Waiver and Release of Rights to Terminate for Good Reason Under the Change-in-Control Agreement between Life Technologies Corporation and Claude D. Benchimol, Ph.D, dated November 21, 2008

Exhibit 99.8 –	Limited Waiver and Release of Rights to Terminate for Good Reason Under the Change-in-Control Agreement between Life Technologies Corporation and Nicolas M. Barthelemy, dated November 21, 2008

Exhibit 99.9 –	Amendment to Change in Control Agreement between Life Technologies Corporation and David F. Hoffmeister, dated November 21, 2008

Exhibit 99.10 –	Amendment to Change in Control Agreement between Life Technologies Corporation and Peter M. Leddy, Ph.D, dated November 21, 2008

Exhibit 99.11 –	Amendment to Change in Control Agreement between Life Technologies Corporation and Claude D. Benchimol, Ph.D, dated November 21, 2008

Exhibit 99.12 –	Amendment to Change in Control Agreement between Life Technologies Corporation and Nicolas M. Barthelemy, dated November 21, 2008

Exhibit 99.13 –	Press Release, dated November 21, 2008

Exhibit 99.14 –	Press Release, dated November 26, 2008

[Remainder of page intentionally left blank; signature page immediately follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John A. Cottingham
John A. Cottingham, Chief Legal Officer and Secretary

Date: November 26, 2008